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                                                                      EXHIBIT 11

                         AMERICAN MEDICAL HOLDINGS, INC.
                       COMPUTATIONS OF EARNINGS PER SHARE
                  (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

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
                                                                    THREE MONTHS ENDED NOVEMBER 30,
                                                                   ----------------------------------
                                                                     1994                       1993
                                                                   -------                    -------
SIMPLE

   Net income                                                      $23,046                    $16,513
   Average outstanding shares                                       77,567                     76,938
                                                                   -------                    -------
                                                                   -------                    -------
   Simple net income per share                                     $ 0.297                    $ 0.215
                                                                   -------                    -------
                                                                   -------                    -------

PRIMARY

   Net income                                                      $23,046                    $16,513
   Adjustment for interest on debentures, net of tax                    74                         72
                                                                   -------                    -------
   Net income for primary                                          $23,120                    $16,585
                                                                   -------                    -------
                                                                   -------                    -------

   Average outstanding shares                                       77,567                     76,938

   Common stock equivalents assuming exercise of
      stock options                                                  1,824                      1,522
   Common stock equivalents assuming conversion
      of debentures                                                    186                        210
                                                                   -------                    -------

   Shares for primary                                               79,577                     78,670
                                                                   -------                    -------
                                                                   -------                    -------
   Primary net income per share                                    $ 0.291(1)                 $ 0.211(1)
                                                                   -------                    -------
                                                                   -------                    -------

FULLY-DILUTED

   Net income for primary                                          $23,120                    $16,585
   Adjustment for interest on debentures, net of tax                   152                        132
                                                                   -------                    -------
   Net income for fully-diluted                                    $23,272                    $16,717
                                                                   -------                    -------
                                                                   -------                    -------

   Shares for primary                                               79,577                     78,670

   Common stock equivalents assuming additional
      conversion of debentures and exercise of
      stock options                                                    427                        514
                                                                   -------                    -------
   Shares for fully-diluted                                         80,004                     79,184
                                                                   -------                    -------
                                                                   -------                    -------
   Fully-diluted net income per share                              $ 0.291(1)                 $ 0.211(1)
                                                                   -------                    -------
                                                                   -------                    -------


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
(1) The calculations for primary net income per share and fully-diluted net income per share are submitted in accordance with Regulation S-K Item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces either no dilutive effect or the effect on dilution is less than 3%.
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